Exhibit 5.1

June 8, 2018

AAC Holdings, Inc.

200 Powell Place

Brentwood, TN 37027

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Nevada counsel to AAC Holdings, Inc., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), and as amended from time to time, for the registration of the following securities in the aggregate amount of $150,000,000, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act:

(i)	common stock, par value $0.001 per share, of the Corporation (“Common Stock”);

(ii)	preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) in one or more series;

(iii)	warrants to purchase Common Stock or Preferred Stock (“Warrants”); and

(iv)	units of the Corporation (“Units”) representing two or more of the foregoing classes of securities issued by the Registration Statement.

The Common Stock, Preferred Stock, Warrants, and Units are collectively referred to as the “Securities.”

We have examined the following documents: (a) the Articles of Incorporation of the Corporation, as filed with the Nevada Secretary of State on February 12, 2014 (the “Articles”); (b) the Amended and Restated Bylaws of the Corporation; and (c) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

AAC Holdings, Inc.

June 8, 2018

In delivering these opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinions expressed below are based on the assumption that the Registration Statement has been filed by the Corporation with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities. We further assume that the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of common stock and preferred stock of the Corporation issued and outstanding, after giving effect to such issuance of such Securities, will not exceed the total number of shares of common stock and preferred stock, calculated separately, that the Corporation is then authorized to issue under the Articles, as may be amended.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.	With respect to the shares of Common Stock (the “Offered Common Stock”), when, as and if (a) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Common Stock; and (b) the Corporation receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee (including any Offered Common Stock duly issued upon exchange, exercise or conversion of any Offered Preferred Stock (defined below) or Offered Warrants (defined below) that are exchangeable, exercisable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares of Offered Common Stock, will be validly issued, fully paid and non-assessable.

AAC Holdings, Inc.

June 8, 2018

2.	With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when, as and if (a) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with the Articles, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law, the reservation of a sufficient number of shares of Common Stock issuable upon exchange, exercise or conversion of such Offered Preferred Stock, if applicable, and the reservation of a sufficient number of shares of Preferred Stock; (b) such Certificate of Designation has been duly filed with the Secretary of State of Nevada; and (c) the Corporation receives the consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee (including any Offered Preferred Stock duly issued upon exchange, exercise or conversion of any Offered Warrants (defined below) that are exchangeable or convertible into Offered Preferred Stock), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and non-assessable.

3.	With respect to the Warrants (the “Offered Warrants”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed Pricing Committee, including the reservation of a sufficient number of shares of Common Stock and/or Preferred Stock issuable upon exchange, exercise or conversion of such Offered Warrants; (b) any Warrant Agreement relating to the Offered Warrants and the Offered Warrants have been duly authorized, executed, and delivered by authorized officers of the Corporation; (c) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with any such Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Corporation; (d) the Offered Warrants have been duly executed and countersigned in accordance with any such Warrant Agreement and issued and sold as contemplated by the Registration Statement; and (e) the Corporation has received the consideration for the Offered Warrants provided for in the resolutions of the Board of Directors or any duly appointed Pricing Committee, the issuance and sale of the Offered Warrants will have been duly authorized, and such securities will be validly issued, fully paid and non-assessable, and the Offered Warrants will be a binding obligation of the Corporation under the laws of the State of Nevada.

4.

With respect to the Units (the “Offered Units”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed Pricing Committee, including the reservation of a sufficient number of shares of Common Stock as to any Offered Common Stock, a sufficient number of shares of Preferred Stock as to any Offered Preferred Stock, and as to any shares of Common Stock and/or Preferred Stock, as applicable, issuable upon exchange, exercise or conversion of any Offered

AAC Holdings, Inc.

June 8, 2018

Preferred Stock and/or any Offered Warrants, a sufficient number of shares of Common Stock and/or Preferred Stock; (b) any Unit Agreement relating to the Offered Units and the Offered Units have been duly authorized, executed, and delivered by authorized officers of the Corporation; (c) the terms of the Offered Units and their issuance and sale have been duly established in conformity with any such Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Corporation; (d) the Offered Units have been duly executed and countersigned in accordance with any such Unit Agreement and issued and sold as contemplated by the Registration Statement; and (e) the Corporation has received the consideration for the Offered Units provided for in the resolutions of the Board of Directors or any duly appointed Pricing Committee, the issuance and sale of the Offered Units will have been duly authorized, and such securities will be validly issued, fully paid and non-assessable.

These opinions are limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP